Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 033-48940 on Form N-1A of our report dated February 27, 2009, relating to the financial statements and financial highlights of Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Total Return Fund, Accessor Strategic Alternatives Fund, Accessor High Yield Bond Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor Limited Duration U.S. Government Fund, Accessor U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income & Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth & Income Allocation Fund, Accessor Growth Allocation Fund, and Accessor Aggressive Growth Allocation Fund, eighteen of the funds constituting Forward Funds, appearing in the Annual Report on Form N-CSR for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 30, 2009